EXHIBIT 23.1

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the National Energy Group, Inc. Employee Stock Purchase Plan of our report dated March 18, 1997 with respect to the consolidated financial statements of National Energy Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP


Dallas, Texas
December 18, 1997